Exhibit 99.3

                                              JBC Holdings, LLC and Subsidiaries
                        Unaudited Consolidated and Combined Financial Statements
                                           6 Months Ended June 30, 2005 and 2004

Consolidated and combined financial statements:
Balance sheet                                                           3
Statements of income and changes in members' equity                     4
Statements of cash flows                                                5-6
Notes to consolidated and combined financial statements                 7-17

                                                               JBC Holdings, LLC
                                                                and Subsidiaries


                                         Consolidated and Combined Balance Sheet



                                                                                      June 30, 2005      December 31, 2004
                                                                                        (unaudited)
 ---------------------------------------------------------------------------------- ----------------- -------------------------
 Assets
 Current:
    Cash                                                                               $  3,740,679      $                  -
    Royalties receivable                                                                    145,355                    271,267
    Note receivable                                                                          60,000                    100,000
    Due from affiliated companies                                                        13,258,377                  9,440,155
    Due from WAG                                                                          3,375,346                  2,095,073
    Inventory                                                                                24,128                     13,472
    Prepaid expenses and other current assets                                                76,991                     74,438
    Other receivable                                                                         75,000                     75,000
 ---------------------------------------------------------------------------------- ----------------- -------------------------
            Total current assets                                                         20,755,876                 12,069,405
 ---------------------------------------------------------------------------------- ----------------- -------------------------
 Property and equipment, net                                                                270,534                    330,654
 ---------------------------------------------------------------------------------- ----------------- -------------------------
 Other assets:
    Intangible assets, net                                                               11,864,139                 11,864,139
 ---------------------------------------------------------------------------------- ----------------- -------------------------
            Total other assets                                                           11,864,139                 11,864,139
 ---------------------------------------------------------------------------------- ----------------- -------------------------
                                                                                        $32,890,549                $24,264,198
 ---------------------------------------------------------------------------------- ----------------- -------------------------
 Liabilities and Members' Equity
 Current liabilities:
    Cash overdraft                                                                        $       -             $       95,141
    Current portion of note payable                                                      $3,508,910                $ 3,421,325
    Accrued interest, note payable                                                          276,441                          -
    Accounts payable and accrued expenses                                                   183,193                  1,141,143
    Due to affiliated companies                                                              50,672                     38,179
    Advance royalties                                                                     3,750,000                          -
    Due to licensee                                                                               -                     25,000
 ---------------------------------------------------------------------------------- ----------------- -------------------------
            Total current liabilities                                                     7,769,216                  4,720,788
 ---------------------------------------------------------------------------------- ----------------- -------------------------
 Long-term debt:
    Note payable                                                                          7,289,548                  7,377,133
    Deferred rent payable                                                                    31,479                     38,474
 ---------------------------------------------------------------------------------- ----------------- -------------------------
            Total long-term liabilities                                                   7,321,027                  7,415,607
 ---------------------------------------------------------------------------------- ----------------- -------------------------
            Total liabilities                                                            15,090,243                 12,136,395
 Commitments and contingencies
 Members' equity                                                                         17,800,306                 12,127,803
 ---------------------------------------------------------------------------------- ----------------- -------------------------
                                                                                        $32,890,549                $24,264,198
 ================================================================================== ================= =========================

See accompanying notes to consolidated and combined financial statements.


                                                               JBC Holdings, LLC
                                                                and Subsidiaries


                                                                Consolidated and Combined Statements of Income and
                                                                                        Changes in Members' Equity

                                                                                         2005                   2004
 6 Months ended June 30,                                                          (unaudited)            (unaudited)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Royalty income                                                                    $7,977,903             $8,076,684
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Operating expenses:
    Selling, General and administrative expenses                                    1,954,728              4,197,748
    Depreciation and amortization                                                      60,119                368,335
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total operating expenses                                                   2,014,847              4,566,083
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Income from operations                                                     5,963,056              3,510,601
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Other income (expense):
    Interest expense, net                                                            (290,553)              (478,564)
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total other income (expense)                                                (290,533)              (478,564)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net income                                                                         5,672,503              3,032,037
 Members' equity (deficiency) - beginning of year                                  12,127,803              1,660,184
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Members' equity - end of year                                                    $17,800,306             $4,692,221
 ======================================================================= ====================== ======================

See accompanying notes to consolidated and combined financial statements.


                                                               JBC Holdings, LLC
                                                                and Subsidiaries


                              Consolidated and Combined Statements of Cash Flows


                                                                                         2005                   2004
 6 months ended June 30,                                                          (unaudited)            (unaudited)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from operating activities:
    Net income                                                                     $5,672,503             $3,032,037
 ----------------------------------------------------------------------- ---------------------- ----------------------
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                 60,121                366,377
         Loss on write-off of note receivables                                         40,000                      -
         Changes in operating assets and liabilities:
            Royalties receivable                                                      125,915              2,632,077
            Note receivable                                                                 -                 50,000
            Inventory                                                                 (10,656)                     -
            Prepaid expenses and other current assets                                  (2,555)              (158,880)
            Other receivable                                                           (6,996)                (3,262)
            Cash overdraft                                                            (95,141)                20,262
            Accrued interest note payable                                             276,441             (1,592,854)
            Accounts payable and accrued expenses                                    (957,950)              (135,278)
            Advances from factor                                                            -               (353,831)
            Due to affiliated companies                                                 3,800              4,214,369
            Advance royalties                                                       3,750,000             (2,000,000)
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Total adjustments                                                    3,082,979              3,038,980
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Net cash provided by operating activities                            8,755,482              6,071,017
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from investing activities:
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Net cash provided by (used in) investing activities                          -                      -
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from financing activities:
    Payment of note payable                                                                 -             (1,946,857)
    Payments of obligations under capital leases                                            -                 (9,899)
    Due from affiliated companies                                                  (3,979,530)            (3,505,855)
    Due to WAG                                                                     (1,280,273)              (667,244)
    Payments on due to licensee                                                       (25,000)               (25,000)
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Net cash used in financing activities                               (5,284,803)            (6,154,855)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net increase (decrease) in cash                                                    3,470,679                (83,838)
 Cash, beginning of year                                                                    0                 88,252
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash, end of year                                                       $                  3,740,679$         4,414
 ======================================================================= ====================== ======================

See accompanying notes to consolidated and combined financial statements.



 6 month ended June 30,                                                                  2005                   2004
                                                                                  (unaudited)            (unaudited)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Supplemental schedule of non-cash activities:
    Redemption of two members' interest in an affiliated company in exchange for a former member's loan and subsequent distribution of that interest in the same affiliated company to the
       remaining members of WAG                                                             -                291,667

See accompanying notes to consolidated and combined financial statements.


                                                               JBC Holdings, LLC
                                                                and Subsidiaries


                         Notes to Consolidated and Combined Financial Statements
                                                                     (unaudited)


1.   General

     (a) Basis of Presentation and Description of Business The accompanying unaudited consolidated and combined financial statements have been prepared in accordance with generally accepted accounting principles for the interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting primarily of normal accruals) considered necessary for a fair presentation have been included.

          For further information, refer to the consolidated and combined financial statements and footnotes thereto included in this filing for the years ended December 31, 2004 and 2003.

          The  consolidated  and  combined  financial   statements  include  the
          accounts of the companies listed below, all of which are under common control (collectively referred to as the "Companies") as follows:

          Windsong  Allegiance  Group,  LLC  ("WAG") -  principally  serves as a holding company for its wholly-owned (previously 75% owned) subsidiary, JBC Holdings, LLC. As a result of the master exchange and separation agreement, WAG acquired the remaining 25% interest from nZania II LLC, ("nZania"), the former minority shareholder.

          JBC Holdings, LLC ("JBC") - principally serves as a holding company for its wholly-owned subsidiaries. As a result of the master exchange and separation agreement (explained below), JBC is now owned 100% (previously 75% owned) by WAG.

          Joe Boxer Licensing, LLC ("Licensing") - licenses (Note 14), markets, promotes and advertises the Joe Boxer Trademark. Licensing also serves as the sole parent company for Joe Boxer Company, LLC ("Boxer Co.") which maintains the Joe Boxer Trademark.

          JBC Canada Holdings, LLC ("JBC Canada") - is the general partner and holds a .5% interest in Joe Boxer Canada, LP which holds the rights to license the Joe Boxer Trademark in Canada. The remaining 99.5% interest in Joe Boxer Canada, LP is limited partners who are also members of WAG. The licensing income from operations of Joe Boxer Canada, LP for the 6 months ended June 30, 2005 and 2004 amounted to $322,157 and $420,879, respectively, and was combined with JBC Canada and consolidated with JBC.

          Licensing  and  JBC  Canada  are  also  parties  to  other   licensing
          agreements which grant licensees exclusive rights to sell licensed products in specific territories.

     (b)  Acquisition

          On March 28, 2001, JBC acquired certain net assets of Joe Boxer Corporation, an unrelated party, for a cash price of $12,025,000 plus a note payable of $3,500,000 plus the assumptions by JBC of certain capital lease obligations which amounted to $421,749 in a business combination accounted for by the purchase method.

          Under the purchase method of accounting, the purchase price was allocated to the fair value of the assets acquired.


2.   Summary of Significant Accounting Policies

     (a)  Principles  of   Consolidation   and   Combination   All   significant
          intercompany   transactions  and  balances  have  been  eliminated  in
          consolidation and combination.

     (b) Use of Estimates The preparation of the consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, and revenue and expenses, together with amounts disclosed in the related notes to the consolidated and combined financial statements. Actual results could differ from the recorded estimates.

     (c) Cash Cash includes cash on hand with financial institutions located in Connecticut.

     (d) Inventory Inventory, consisting principally of finished goods, is valued at the lower of cost (principally the specific identification method) of market.

     (e) Property and Equipment and Depreciation Property and equipment is stated at cost. Depreciation is provided over the estimated useful lives of the assets, utilizing principally the straight- line method. Expenditures for maintenance, repairs and renewals, which neither materially add to the value of the property nor appreciably extend its useful life, are charged to operations as incurred. When depreciable assets are sold or otherwise retired from service, their cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations.

          As part of the purchase of assets from Joe Boxer Corporation, JBC assumed certain noncancelable capital leases for furniture, displays, and equipment. Under the terms of the leases, (a) the lessors retain a security interest in the leased assets and (b) JBC is obligated for the payment of taxes, insurance and maintenance costs, which are included in the results of operations.

          At December 31, 2003, the asset values related to capital leases were included in property and equipment at the present value of the minimum lease payments at inception plus any additional costs incurred or fair value, if lower. The capital lease obligations were reflected as part of current and noncurrent liabilities, and the associated interest was charged to expense over the related lease terms.

     (f) Intangible Assets, Net and Amortization The Companies follows Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets with indefinite lives. This statement provides that intangible assets with finite useful lives continue to be amortized over their estimated useful lives and that intangible assets with indefinite lives and goodwill not be amortized, but be tested at least annually for impairment. The Companies have determined that trademark has an indefinite life because it is expected to generate cash flows indefinitely.

          The Companies perform an annual impairment test for intangible assets under SFAS No. 142. Intangible assets are evaluated whenever events or changes in circumstances indicate that the carrying value of the assets may be impaired. An impairment loss is recognized when the fair value or the estimated future cash flows expected to result from the use of the assets, including disposition, is less than the carrying value of the assets.

          Amortization of the financing cost is provided on the straight-line basis over the 3 3/4 year term of the related debt. The financing cost was fully amortized as of December 31, 2004.

     (g) Advertising Costs Advertising costs are charged to operations as incurred. Advertising costs for the years ended December 31, 2004 and 2003 amounted to approximately $87,000 and $0 respectively.

     (h) Income Taxes No income tax provision has been made in the accompanying financial statements since for Federal, state and local income tax reporting purposes, the Companies are treated as partnerships and, therefore, each company's taxable income or loss and tax credits are allocated to its members or partners.

     (i)  Revenue Recognition


          The Company has entered into various license agreements that provide revenues based on minimum royalties and additional revenues based on a percentage of defined sales. Minimum royalty revenue is recognized on a straight line basis over each period, as defined, in each license agreement. Royalties exceeding the defined minimum amounts are recognized as income during the period corresponding to the licensee's sales.

     (j)  Presentation of Prior Period Data

          Certain reclassifications have been made to conform prior period data with the current presentations.

3. Royalties Receivable Royalties receivable, amounting to $145,352 represent receivables from various licensees as of June 30, 2005. The revenues the Companies receive from Kmart are based upon minimum royalties and retail sales of the Companies' licensed products.

4.   Other Receivable

     Under the terms of the asset purchase agreement with Joe Boxer Corporation (the "Seller"), an unrelated company, JBC was entitled to receive 72.7% of all the retained assets and proceeds (as defined in the agreement) distributable to shareholders of the Seller. As of January 1, 2003, JBC's share amounted to $1,084,914, of which $75,000 remains outstanding and collectible as of June 30, 2005.


5. Property and Equipment, Property and equipment, net consists of the following: net


                                                                                    0December 31,     Estimated useful
                                                                          June 30, 2          2005               lives
                                     ------------------------------- --------------- ---------------- -------------------
                                     Furniture and fixtures               $469,526        $469,526        5-10 years
                                     Computer software                           -               -        5-10 years
                                     Furniture, displays and
                                       equipment under capital
                                       leases                                    -               -        5-10 years
                                     Leasehold improvements                      -               -      Term of lease
                                     ------------------------------- --------------- ---------------- -------------------
                                     ------------------------------- --------------- ---------------- -------------------
                                                                           469,526         469,526
                                     Less:   Accumulated
                                               depreciation and
                                               amortization                198,992         138,872
                                     ------------------------------- --------------- ---------------- -------------------
                                     ------------------------------- --------------- ---------------- -------------------
                                                                          $270,534        $330,654
                                     =============================== =============== ================ ===================



                                      Depreciation and amortization on property and equipment, included in the results of operations, amounted to $60,119 and $270,748 for the 6 months ended June 30, 2005 and 2004, respectively.

6.   Intangible Assets, net Intangible assets, net consist of the following:

                                                                                  005December 31,    Estimated useful
                                                                        June 30, 2       2004                   lives
                                     ---------------------------- ---------------- ----------------- -------------------
                                     Trademark                       $11,864,139      $11,864,139        Indefinite
                                     Financing costs                     717,244          717,244       3-3/4 years
                                     ---------------------------- ---------------- ----------------- -------------------
                                     ---------------------------- ---------------- ----------------- -------------------
                                                                      12,581,383       12,581,383
                                     Less:   Accumulated
                                               amortization              717,244          717,244
                                     ---------------------------- ---------------- ----------------- -------------------
                                     ---------------------------- ---------------- ----------------- -------------------
                                                                     $11,864,139      $11,864,139
                                     ---------------------------- ---------------- ----------------- -------------------



          Amortization of financing costs included in the results of operations amounted to $0 and $95,628 for the 6 months ended June 30, 2005 and 2004. Financing costs were fully amortized as of June 30, 2005.


7. Due from/to Affiliated The amounts due from/to affiliated companies consist of advances which are due Companies on demand and bear interest at a specified percentage above the prime rate of a certain bank (previously the short-term rate as published by the Internal Revenue Service), as quoted from time to time.


8.   Note Payable Note payable consists of the following:

                                                                                       June 30,   20December 31, 2004
                                     ----------------------------------------- ------------------- ------------------
                                     Installment   note   payable   to  Kmart
                                       Corporation, payable in five equal
                                        annual installments together with
                                          interest due in the amount of
                                       $3,974,206 on the last day of each
                                        year commencing December 31, 2003
                                         through December 31, 2007. The
                                       annual installments shall first be
                                       applied to any accrued interest and
                                           the balance, if any, to the
                                        principal. Interest is payable
                                        annually commencing December 31,
                                       2003 at the rate of 5.12% per annum
                                        for the  term of the  note.  Interest
                                        expense   for  the  6  months   ended
                                       June 30, 2005 and 2004 amounted to
                                       $276,440 and $453,338 respectively.
                                      The note is secured by the royalties
                                         which are due from Kmart to JBC .         $10,798,458         $10,798,458
                                     Less:    Current portion                         3,508,910           3,421,325
                                     ----------------------------------------- ------------------- ------------------
                                                                                      7,289,548        $  7,377,133
                                     ----------------------------------------- ------------------- ------------------

9.   Leases

     (a) Operating Leases The Companies are obligated under noncancelable operating leases for office and showroom space. The leases, which expire on various dates through March 2011, provide for minimum annual payments.


          In accordance with SFAS No. 13, the rental payments will be recognized on a straight-line basis over the term of the lease. The difference between the actual rent paid and the expense charged is an increase or decrease to deferred rent payable.

          Additionally, the Companies make payments under various short-term leases for office equipment. Neither the obligations or payments under such leases are considered significant to the Companies' consolidated and combined financial condition or results of operations.


10.  Employee Benefit Plans

          JBC participates in its affiliate's 401(k) and money purchase retirement plan covering all eligible employees. Subject to Federal compensation limits the plan: (1) allows each participant to contribute up to 15% of eligible annual compensation, (2) provides for employer matching contributions in the amount equal to 50% of the first 8% of eligible compensation that a participant contributes to the plan, and (3) provides for employer mandatory annual contributions of 4.4% of eligible participant compensation. Employer contributions authorized by the managing members included in the results of operations for the 6 months ended June 30, 2005 and 2004 amounted to approximately $30,500 and $50,000, respectively. JBC does not provide post-retirement benefits to its employees.

 11.       Commitment and Contingencies

     (a) Effective as of August 1, 2004, a) an employment agreement between Boxer Co. and a former executive ("the parties") was terminated, (b) a revenue-sharing agreement between the parties was amended and (c) the parties entered into a gross income payment agreement relating to the future activities of the former executive. In connection with these transactions, Boxer Co. agreed to (a) release the former executive of certain contractual obligations and restrictions contained in the employment agreement and (b) advance the former executive a certain bi-monthly amount (subject to future adjustments) as a Credit against the annual payments due under the revenue-sharing agreement. Based on the results of operations, management has accrued $716,668 as of December 31, 2004. In consideration for these agreements, the former executive (a) forfeited the salary and benefits due to him under the employment agreement and (b) agreed to pay Boxer Co. a percentage of revenue from his involvement in apparel-related activities as set forth in the gross income payment agreement of the parties.

          Also, the former executive is entitled up to a 15% distribution from net sales proceeds (as defined in the agreement), in the event of a sale of assets or equity of WAG.

          In addition, within the buyout period, the former executive may elect to terminate the Gross Income Payment Agreement by compensating Boxer Co. an amount equivalent to 15% of the fair market value of the former executive's entities involved in the apparel operations.

     (b) Licensing has a long-term licensing agreement with a major national retailer (Kmart). This agreement expires December 31, 2007 and can be renewed for an additional five-year period provided certain conditions are met. The license agreement provides for guaranteed minimum annual royalty payments commencing 2003 through 2007 with minimum royalties of $16,000,000 in 2003 and increasing to $19,000,000 through 2007.

     (c) JBC is a party to an arrangement with a commercial factor, which was to expire in July 2004, which was amended and extended through June 30, 2007, unless sooner terminated by the factor.

          The factoring agreement requires the Companies and certain affiliated companies to: (1) maintain a minimum "Group Net Worth" and a "Group Fixed Charge Coverage Ratio", as defined, (2) guarantee minimum fees and commissions to the factor and (3) provides for a "success fee", as defined, in the event of a sale of substantially all of the Companies' assets or stock. In addition, all obligations owed to the factor are also guaranteed and partially collateralized by substantially all affiliated companies and certain shareholders and members of these affiliated companies as specified in the factoring agreement.

          As of December 31, 2004, the Companies and certain affiliated companies did not meet the minimum Group Fixed Charge Coverage Ratio outlined in the factor's agreement. This requirement is subject to a factor waiver.

     (d) Licensing, Boxer Co. and their affiliated companies are jointly and severally liable on a note payable to GMAC Commercial Finance LLC by an affiliated company. As of June 30, 2005, the balance of that note amounted to approximately $4,227,000


12.  Subsequent Event

          On July 25, 2005, the Company. sold its major assets, which included the Joe Boxer Trademark, for $40 million in cash, 4.35 million shares of restricted stock of Iconix Brand Group, Inc. valued at approximately $36,236,000, the assumption of certain licenses and the transfer of approximately $10.8 million of debt and accrued interest to Iconix Brand Group, Inc., a public Company traded under the ticker symbol "ICON" on NASDAQ exchange.